UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2003

SAFE ID CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-29803	88-0407078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite B3, 1700 Varsity Estates Drive NW Calgary, Alberta, CANADA	T3B-2W9
(Address of principal executive office)	Zip Code

Registrant's telephone number, including area code: (403) 247-4630

ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

On November 4, 2003, the Company entered into a Share Exchange Agreement with Essentially Yours Industries, Inc. ("EYI"), a Nevada corporation, pursuant to which the Company will issue shares of its common stock to EYI stockholders in exchange for shares of EYI common stock held by them (the "Exchange"). The Exchange is conditioned on at least 90% of the issued and outstanding common stock of EYI being surrendered in the Exchange. Up to 120,530,286 shares of common stock of the Company will be issued in the Exchange, and, following the Exchange, the EYI shareholders will hold up to 80% of the issued and outstanding common stock of the Company. The Exchange will result in a change of control of Safe ID. A copy of the Exchange Agreement is attached is an exhibit hereto.

The Closing Date for the Exchange is no later than December 31, 2003. In addition to the conditions discussed in more detail below, the Agreement is contingent upon the approval of the Safe ID shareholders, the raising of working capital by the Company, and other customary representations, warranties and covenants.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2003, the Company loaned $326,500 to EYI in anticipation of the Exchange pursuant to a promissory note, a copy of which is attached as an exhibit hereto. If the Exchange is consummated, the loan to EYI will be forgiven.

ITEM 5.       OTHER EVENTS

As a condition to the Exchange, the Company must raise at least $500,000 in a private placement in which up to 6,000,000 units were offered for sale at a price of $0.14 per unit. Each unit was comprised of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.20 per share. The warrants are being issued pursuant to a warrant agreement between the Company and its transfer agent, a copy of which is attached as an exhibit hereto. To date, the Company has raised approximately $409,000 in the private placement.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

       (a)       The following exhibits are filed as part of this Current Report on Form 8K:

       2.1       hare Exchange Agreement, dated November 4, 2002, by and among Safe ID Corporation, a Nevada corporation, Essentially Yours Industries, Inc., a Nevada corporation, the undersigned directors of Safe ID, and Jay Sargeant.

       10.1       Promissory Note by and between Safe ID Corporation and Essentially Yours, Inc.

       10.2       Warrant Agreement by and between Safe ID Corporation, a Nevada corporation and Executive Registrar and Transfer Agency, as Warrant Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE ID CORPORATION

By: /S/ MAURIZIO FORIGO
Maurizio Forigo, President and Director

By: /S/ JACK D. MACDONALD
Jack D. MacDonald, Director

Date: November 18, 2003

Exhibit 2.1 - Share Exchange Agreement

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is dated as of November 4, 2003, by and among SAFE ID CORPORATION, a Nevada corporation ("Safe ID"), ESSENTIALLY YOURS INDUSTRIES, INC., a Nevada corporation ("EYI"), the undersigned directors of Safe ID, and Jay Sargeant.

RECITALS:

        WHEREAS, Safe ID and EYI desire to complete a share exchange transaction pursuant to which Safe ID will issue shares of voting stock of Safe ID in exchange for the issued and outstanding shares of common stock of EYI, par value $0.001 per share (the "EYI Common Stock") held by those shareholders of EYI who execute an Investment Letter, which will contain customary representations, warranties and covenants regarding their ownership of their shares and compliance with federal and state securities laws (the "Investment Letter"), and deliver their shares to Safe ID for exchange (such shareholders, the "Shareholders");

        WHEREAS, the Board of Directors of Safe ID and the Board of Directors of EYI have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

        NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

        1.1        The Exchange. At the Closing (as hereinafter defined), Safe ID shall acquire the shares of issued and outstanding common stock of EYI held by the Shareholders, free and clear of all liens, charges or encumbrances, in exchange for shares of common stock of Safe ID (the "Exchange Shares") as provided for in Section 1.3 hereof. The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable state law. For Federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.2        Closing and Closing Date. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree.

        1.3        Exchange of Shares; Stock Certificates.

        (a)        Conversion. On the Closing Date, each share of EYI Common Stock surrendered to Safe ID by a Shareholder will be converted into approximately 7.67535 Exchange Shares; provided that, if Safe ID issues more than 3,928,571 shares of EYI Common Stock in the Private Placement (as defined in Section 3.1(c)), then the number of Exchange Shares into which each share of EYI Common Stock will be converted will be increased accordingly. No fractional shares of Safe ID Common Stock shall be issued in connection with the Exchange. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of Safe ID Common Stock (after separately aggregating all fractional shares of stock issuable to such holder) shall be issued one (1) whole share of Safe ID Common Stock.

        (b)        Exchange of Certificates. On and after the Closing Date, each Shareholder shall be entitled to receive in exchange for the outstanding shares of EYI Common Stock held by such Shareholder, upon surrender thereof to Safe ID or its exchange agent, a certificate or certificates representing the number of whole Exchange Shares into which such Shareholder's shares(s) of EYI Common Stock were converted pursuant to Section 1.3(a). If, after the Closing Date, certificates for EYI Common Stock are presented to Safe ID, they shall be cancelled and exchanged for Exchange Shares as provided herein.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        2.1        Representations and Warranties of Safe ID. Safe ID represents and warrants to EYI as follows:

        (a)        Organization, Standing and Power. Safe ID is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

        (b)        Capital Structure.

                 (i)         The authorized capital stock of Safe ID consists of 50,000,000 shares of common stock, par value $0.001 per share ("Safe ID Common Stock") of which 29,127,924 shares are issued and outstanding. All of the issued and outstanding shares of Safe ID Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with all applicable securities laws and are free from preemptive rights or other restrictions on transfer. The Company has issued warrants (the "Warrants") to acquire up to 2,923,924 shares of Safe ID Common Stock at a price of $0.20 per share. Other than the Warrants, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Safe ID at any time, or upon the happening of any stated event, any shares of the capital stock of Safe ID, whether or not presently issued or outstanding.

                 (ii)         The Exchange Shares to be issued pursuant to this Agreement will be, when issued pursuant to the terms of the resolution of the Board of Directors of Safe ID approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights.

        (c)         Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of Safe ID which have been delivered to EYI are true, correct and complete copies thereof. The minute book of Safe ID, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Safe ID since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

        (d)         Authority.

                 (i)         Safe ID has all requisite power and authority to enter into this Agreement and, subject to approval by the Safe ID shareholders pursuant to Section 4.4 hereof, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Safe ID. Except for the approval of the shareholders of Safe ID, no other corporate or shareholder proceedings on the part of Safe ID are necessary to authorize the Exchange or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Safe ID and, assuming the due execution by the other parties hereto, constitutes a legal, valid and binding agreement of Safe ID, enforceable against Safe ID in accordance with its terms, except as its enforceability may be limited by general principles of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights generally.

                (ii)        The Board of Directors of Safe ID (at a meeting or meetings duly called and held prior to the date hereof) has (i) determined that the Exchange is advisable and fair to and in the best interests of the shareholders of Safe ID and (ii) resolved to recommend approval of the Charter Amendment (as defined in Section 4.4(a) hereof) by the shareholders of Safe ID.

        (e)        Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws or other governing documents of Safe ID; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") by or with respect to Safe ID, except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NRS; (iii) require any consent, waiver or approval, or result in a default, or give rise to any right of termination, cancellation, modification or acceleration, under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which Safe ID is a party or by which any of its assets may be bound; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of Safe ID or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Safe ID or by which any of its assets is bound, except, in the cases of clauses (ii), (iii), (iv) and (v), violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Safe ID or on the ability of the parties to consummate the Exchange or the other transactions contemplated hereby.

        (f)        Books and Records. Safe ID has made and will make available for inspection by EYI upon reasonable request all the books of Safe ID relating to the business of Safe ID. Such books of Safe ID have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to EYI by Safe ID are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

        (g)        Compliance with Laws. Safe ID is and has been in compliance in all material respects with (i) all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its business and (ii) any note, bond, mortgage, contract, agreement, license, lease or other instrument or obligation to which Safe ID is a party or by which Safe ID or any of its property or assets is bound or affected.

        (h)        SEC Filings. Safe ID filed a registration statement on Form 10-SB under the Exchange Act on March 6, 2000, which, in accordance with Section 12(g) under the Exchange Act became effective on or about May 5, 2000. Thereafter, Safe ID has filed all periodic and other reports required to be filed with the Securities and Exchange Commission (the "SEC") and, as of the date hereof, is current in its filing obligations. Safe ID's report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 27, 2003 (the "Form 10-KSB"), contains all material information concerning Safe ID, updated to the latest practicable date prior to filing, required by SEC rules to be disclosed in such form, and does not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (i)        Financial Statements and Tax Returns. Copies of Safe ID's audited financial statements including its balance sheet as of December 31, 2002, and its statements of operations, cash flows and shareholders' equity for the years ended December 31, 2002 and 2001 and copies of Safe ID's interim unaudited financial statements for the periods ended March 31, 2003 and June 30, 2003 (collectively, the "Safe ID Financial Statements") have been delivered to EYI. The Safe ID Financial Statements were prepared in accordance with Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis through the periods involved, and the Safe ID Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Safe ID as at the respective dates of and for the periods referred to in such financial statements, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which have not been and are not likely to be materially adverse to Safe ID. No financial statements of any person or entity are required by GAAP to be included in the consolidated financial statements of Safe ID.

        (j)        Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Safe ID, threatened against or affecting Safe ID which is reasonably likely to have a material adverse effect on Safe ID, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Safe ID having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

        (k)        Tax Returns. Safe ID has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with any jurisdiction where such filing is required by law, and all such returns are true, accurate and complete in all material respects. Safe ID has paid all taxes, interest, penalties, assessments or deficiencies that were due and payable except for those for which an adequate reserve has been provided in accordance with GAAP. Safe ID has made adequate provisions in the Safe ID Financial Statements in accordance with GAAP appropriately and consistently applied for the payment of all material taxes, interest, penalties, assessments or deficiencies for which Safe ID may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof. There is no claim pending or, to the knowledge of Safe ID, threatened against Safe ID for (i) any other tax returns or reports which are required to be filed which have not been so filed or (ii) any unpaid assessment for additional taxes for any fiscal period or any basis therefor. Safe ID has provided to EYI copies of its tax returns filed for the tax years ended December 31, 2002 and 2001.

        (l)        No Undisclosed Liabilities. Except as set forth in the Safe ID Financial Statements, Safe ID has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except current liabilities incurred in the ordinary course of business since the respective dates thereof, all of which shall be paid in full on the Closing Date.

        (m)        Information Statement. The Information Statement (as defined below), and any other schedule or document required to be filed by Safe ID in connection with the Exchange or the transactions contemplated hereby, will not, at the time the Information Statement is first filed and at the time it is delivered to the shareholders of EYI, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Safe ID with respect to information supplied in writing by EYI or any of its affiliates for inclusion therein. The Information Statement on Schedule 14C that may be provided to the shareholders of Safe ID in connection with the Exchange, and any schedules required to be filed with the SEC in connection therewith, as from time to time amended or supplemented, are collectively referred to as the "Information Statement."

        (n)        No Material Adverse Change. Except as set forth in the reports on Form 10-QSB for the periods ended March 31, 2003 and June 30, 2003, since December 31, 2002, there has not been any material adverse change with regard to Safe ID, and no event has occurred or circumstance exists that may result in such a material adverse change.

        (o)        No Employees. Safe ID has no employees, and has never had any employees.

        (p)        Brokers. No person or entity is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Safe ID or any of its officers, directors or employees.

        (q)        Full Disclosure. No representation or warranty of Safe ID in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Safe ID that has specific application to EYI and that materially adversely affects or, as far as Safe ID can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Safe ID that has not been set forth in this Agreement.

        2.2        Representations and Warranties of EYI. Except as otherwise set forth on the EYI Schedule of Exceptions attached hereto as Schedule I, which is incorporated into this Agreement by reference, EYI and Jay Sargent represent and warrant to Safe ID as follows:

        (a)         Organization, Standing and Power. EYI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

        (b)        Capital Structure. The authorized capital stock of EYI consists of 10,000,000 shares of $0.001 par value Preferred Stock, of which no shares are issued and outstanding, and 70,000,000 shares of $0.001 par value Common Stock, of which 15,703,552 shares are issued and outstanding. All of the issued and outstanding shares of EYI Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with all applicable securities laws and are free from preemptive rights or other restrictions on transfer. There are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from EYI at any time, or upon the happening of any stated event, any shares of the capital stock of EYI, whether or not presently issued or outstanding. EYI has provided Safe ID with a true, accurate and complete list, as of the date hereof, of the name of each holder of EYI Common Stock and the number of shares of EYI Common Stock held by such shareholder.

        (c)         Articles of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of EYI which have been delivered to Safe ID are true, correct and complete copies thereof. The minute book of EYI, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of EYI since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

        (d)        Authority; Company Actions.

                (i)        EYI has all requisite power and authority to enter into this Agreement and has the requisite power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of transactions contemplated hereby have been duly authorized by the Board of Directors of EYI. No other corporate or shareholder proceedings on the part of EYI are necessary to authorize the Exchange and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EYI and, assuming the due execution by the other parties hereto, constitutes a legal, valid and binding agreement of EYI, enforceable against EYI in accordance with its terms, except as its enforceability may be limited by general principles of equity or by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights generally.

                (ii)        The Board of Directors of EYI (at a meeting or meetings duly called and held prior to the date hereof) has (A) determined that the Exchange is advisable and fair to and in the best interests of the shareholders of EYI and (B) irrevocably resolved to elect, to the extent permitted by law, not to be subject to any "moratorium," "control share acquisition," "Business combination," "fair price," or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement.

        (e)        Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws or other governing documents of EYI; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by or with respect to EYI, except as may be required under the HSR Act, the Exchange Act and the NRS; (iii) require any consent, waiver or approval, or result in a default, or give rise to any right of termination, cancellation, modification or acceleration, under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which EYI is a party or by which any of its assets may be bound; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of EYI or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to EYI or by which any of its assets is bound, except, in the cases of clauses (ii), (iii), (iv) and (v), violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on EYI or on the ability of the parties to consummate the Exchange or the other transactions contemplated hereby.

        (f)        Books and Records. EYI has made and will make available for inspection by Safe ID upon reasonable request all the books of account, relating to the business of EYI. Such books of account of EYI have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Safe ID by EYI are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

        (g)        Compliance with Laws; No Default. EYI is and has been in compliance in all material respects with (i) all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its business and (ii) any note, bond, mortgage, contract, agreement, license, lease or other instrument or obligation to which EYI is a party or by which EYI or any of its property or assets is bound or affected.

        (h)        Financial Statements. Copies of EYI's audited financial statements, including its balance sheet as of June 30, 2003 and its statements of operations, cash flows and shareholders' equity for the fiscal years ended June 30, 2003 and June 30, 2002 (collectively, the "EYI Financial Statements") have been delivered to Safe ID. The EYI Financial Statements were prepared in accordance with GAAP applied on a consistent basis through the periods involved, and the EYI Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of EYI as at the respective dates of and for the periods referred to in such financial statements. No financial statements of any person or entity are required by GAAP to be included in the consolidated financial statements of EYI.

        (i)        Litigation. There is no suit, action or proceeding pending, or, to the knowledge of EYI threatened against or affecting EYI which is reasonably likely to have a material adverse effect on EYI or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Exchange or any of the other transactions contemplated herein, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EYI having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

        (j)        Tax Returns. EYI has filed or will file within the time prescribed by law (including any extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with any jurisdiction where such filing is required by law, and all such returns are true, accurate and complete in all material respects. EYI has paid all taxes, interest, penalties, assessments or deficiencies that were due and payable except for those for which an adequate reserve has been provided in accordance with GAAP. EYI has made adequate provisions in the EYI Financial Statements in accordance with GAAP appropriately and consistently applied for the payment of all material taxes, interest, penalties, assessments or deficiencies for which EYI may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof. There is no claim pending or, to the knowledge of EYI, threatened against EYI for (i) any other tax returns or reports which are required to be filed which have not been so filed or (ii) any unpaid assessment for additional taxes for any fiscal period or any basis therefor. EYI has provided to Safe ID copies of its tax returns filed for the tax years ended June 30, 2003 and June 30, 2002.

        (k)        No Undisclosed Liabilities. Except as set forth in the EYI Financial Statements, EYI has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except current liabilities incurred in the ordinary course of business since the respective dates thereof, which current liabilities are not in default and will be paid in a timely manner in accordance with their terms.

        (l)        Information Statement. Any information supplied by EYI or its affiliates to Safe ID or any of its affiliates for inclusion in the Information Statement will not, at the time the Information Statement is first filed and at the time it is delivered to the shareholders of EYI, cause the Information Statement to contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by EYI with respect to information supplied by Safe ID or any of its affiliates for inclusion therein.

        (m)        Licenses and Permits. EYI owns or possesses in the operation of its business, and is in material compliance with, all material permits, licenses, authorizations consents and approvals from any Governmental Entity which are necessary for it to conduct its business as now conducted (the "EYI Permits"). Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under, or have any material adverse effect upon, any EYI Permit.

        (n)        No Material Adverse Change. Since June 30, 2003, there has not been any material adverse change with regard to EYI, and no event has occurred or circumstance exists that may result in such a material adverse change.

        (o)        Brokers. No person or entity is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Safe ID or any of its officers, directors or employees.

        (p)        Full Disclosure. No representation or warranty of EYI in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to EYI that has specific application to Safe ID and that materially adversely affects or, as far as EYI can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of EYI that has not been set forth in this Agreement.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

        3.1        Covenants of EYI and Safe ID. During the period from the date of this Agreement through and including the Closing Date, EYI and Safe ID each agree as to themselves and their related entities that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

        (a)        Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

        (b)        Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

        (c)        Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities; provided however, that Safe ID may issue in its current private placement (the "Private Placement") up to 3,571,429 units (each, a "Unit") for a purchase price of $0.14 per Unit, each Unit of which consists of one share of Safe ID Common Stock and one warrant to purchase an additional share of Safe ID Common Stock for a price of $0.20 per share.

        (d)        Governing Documents. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

        (e)         No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

        (f)         Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

        3.2         Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS

        4.1        Access to Information. Upon reasonable notice, Safe ID and EYI shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during the period from the date hereof until the Closing Date, each of Safe ID and EYI shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

        4.2         Legal Conditions to Exchange. Safe ID and EYI shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Safe ID or EYI or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

        4.3        Safe ID Board of Directors and Officers. At the Closing, the current officers of Safe ID shall deliver their resignations, effective immediately. At least ten days prior to the Closing Date, (i) the current directors of Safe ID shall deliver their resignations, to be effective as of the Closing Date and (ii) Safe ID shall mail to its stockholders a notice pursuant to Rule 14f-1 under the Exchange Act. Immediately prior to the resignation of the final remaining member of Safe ID's Board of Directors, such director shall take such actions as are necessary and appropriate to appoint to Safe ID's Board of Directors those directors designated by EYI.

        4.4        Information Statement; Increase in Authorized Stock.

        (a)         Information Statement. As soon practicable following the execution of this Agreement, Safe ID shall (i) use its best efforts to obtain a written consent without a meeting of the majority of the holders of the EYI Common Stock approving an amendment (the "Charter Amendment") to Safe ID's Articles of Incorporation to increase its authorized shares to not less than 300,000,000 shares of Common Stock and 10 million shares of "blank check" preferred stock and (ii) shall, as soon as practicable thereafter, file with the SEC the Information Statement, which will comply in all material respects with the federal securities laws. EYI agrees to cooperate with Safe ID in the filing of the Information Statement and to provide to Safe ID all relevant information for inclusion in the Information Statement. Each of Safe ID and EYI agrees promptly to correct any information provided by it for inclusion in the Information Statement if and to the extent that such information shall have become false or misleading in any material respect, and Safe ID agrees to take all steps necessary to cause the Information Statement as corrected to be filed with the SEC and disseminated to the shareholders of Safe ID as and to the extent required by applicable law.

        (b)        Filing of Amendment. Prior to the Closing Date, Safe ID shall file the Charter Amendment to allow for the issuance of the Exchange Shares in accordance with this Agreement.

        4.5         Private Placement. Prior to the Closing Date, Safe ID will raise a total of at least U.S. $500,000 in the Private Placement.

        4.6        Issuance and Cancellation of Notes. Prior to the Closing Date, Safe ID will loan a total of up to U.S. $500,000 to EYI pursuant to one or promissory notes (including the promissory notes dated October 3, 2003, September 17, 2003, September 11, 2003 and September 5, 2003, already issued by EYI in favor of Safe ID in the aggregate principal amount of U.S. $326,500.00) (the "Notes"). Immediately upon the consummation of the Exchange, the Notes shall be immediately forgiven and cancelled.

        4.7        EYI Indebtedness. At or before the Closing, Safe ID will offer to Michel Grise ("Grise") 357,143 shares of Safe ID Common Stock and warrants to purchase an additional 357,143 shares of Safe ID Common Stock at $0.20 per share, with such warrants to have the same terms and conditions as the warrants issued by Safe ID in the Private Placement, in satisfaction of the U.S. $50,000 owed to Grise by EYI, and, if such offer is accepted by Grise, the closing of such transaction and the issuance of the Safe ID Common Stock and warrants shall occur immediately following the Closing.

ARTICLE V

CONDITIONS PRECEDENT

        5.1        Conditions to Each Party's Obligation To Effect the Exchange. The respective obligations of each party to effect the Exchange shall be subject to the satisfaction or waiver by such party of the following conditions on or before the Closing Date:

        (a)        Consents and Waiting Periods. The filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any Governmental Entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby; and

        (b)        No Statutes or Judgments. No statute, rule, regulation, executive order, judgment, decree or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Entity against Safe ID or EYI and be in effect that prohibits or restricts the consummation of the Exchange or makes such consummation illegal; provided that each party agrees to use all reasonable efforts to have such prohibition lifted.

        5.2        Conditions to Obligations of Safe ID. The obligation of Safe ID to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by Safe ID:

        (a)         Representations and Warranties. The representations and warranties of EYI set forth in this Agreement and the representations and warranties of each Shareholder set forth in its respective Investment Letter shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and, with respect only to the representations and warranties of EYI, Safe ID shall have received a certificate signed on behalf of EYI by the President of EYI to such effect.

        (b)         Performance of Obligations of EYI. EYI and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement or under the Investment Letters at or prior to the Closing Date, and, with respect only to the obligations of EYI, Safe ID shall have received a certificate signed on behalf of EYI by the President to such effect.

        (c)         Closing Documents. Safe ID shall have received such certificates and other closing documents as counsel for Safe ID shall reasonably request.

        (d)         Number of Shares. At or before the Closing, the Shareholders shall surrender to Safe ID certificates representing at least 90% of the total issued and outstanding shares of EYI Common Stock, and such certificates shall be accompanied by Investment Letters executed by the respective Shareholders and appropriate stock powers in a form acceptable to Safe ID and executed by the respective Shareholder, assigning such certificates to Safe ID, free and clear of any liens, claims, options, charges, and encumbrances of any nature.

        (e)         Consents. EYI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Safe ID, individually or in the aggregate, have a material adverse effect on EYI and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. EYI shall also have received any required approval of its shareholders in accordance with applicable law.

        (f)         Due Diligence Review. Safe ID shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of EYI and shall not have determined that any of the representations or warranties of EYI contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that EYI is otherwise in violation of any of the provisions of this Agreement.

        (g)        Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Safe ID, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against EYI or the Shareholders, the consequences of which, in the judgment of Safe ID, could be materially adverse to EYI.

        5.3        Conditions to Obligations of EYI. The obligation of EYI to effect the Exchange is subject to the satisfaction of the following conditions unless waived by EYI:

        (a)        Representations and Warranties. The representations and warranties of Safe ID set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, EYI shall have received a certificate signed on behalf of Safe ID by the President to such effect.

        (b)        Performance of Obligations of Safe ID. Safe ID shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and EYI shall have received a certificate signed on behalf of Safe ID by the President to such effect.

        (c)        Shareholder Approval; Charter Amendment. The holders of Safe ID Common Stock shall have approved the Charter Amendment, and the Charter Amendment shall have been filed and shall be effective. If requested by EYI in writing prior to Closing, the holders of shares of Safe ID Common Stock shall have further approved or consented to an additional amendment to the Articles of Incorporation of Safe ID to change the name of Safe ID to a name designated by EYI immediately following the Effective Date.

        (d)        Closing Documents. EYI shall have received such certificates and other closing documents as counsel for EYI shall reasonably request.

        (e)        Consents. Safe ID shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

        (f)        Due Diligence Review. EYI shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Safe ID and shall not have determined that any of the representations or warranties of Safe ID contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Safe ID is otherwise in violation of any of the provisions of this Agreement.

        (g)        Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of EYI, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Safe ID the consequences of which, in the judgment of EYI, could be materially adverse to Safe ID.

ARTICLE VI

TERMINATION AND AMENDMENT

        6.1        Termination. This Agreement may be terminated at any time prior to the Closing Date:

        (a)        By mutual written consent of Safe ID and EYI;

        (b)        By Safe ID if there has been a material breach of any representation, warranty, covenant or agreement on the part of EYI set forth in this Agreement, or by EYI if there has been a material breach of any representation, warranty, covenant or agreement on the part of Safe ID, which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach;

        (c)        By either Safe ID or EYI if any court, Governmental Entity or other competent authority shall have issued an order, decree or ruling, or taken any other action, enjoining, restraining or otherwise preventing the consummation of the Exchange or any of the other transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and non-appealable; or

        (d)        By either Safe ID or EYI if the Exchange shall not have been consummated on or before December 31, 2003.

        6.2        Effect of Termination. In the event of termination of this Agreement by either Safe ID or EYI as provided in Section 6.1, this Agreement, except for the provisions of this section and Article VII, shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto; provided that EYI shall remain obligated to pay all sums due and owing on the Notes in accordance with the terms thereof. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Section 6.2 shall relieve any party for liability for any breach of this Agreement.

        6.3        Amendment. This Agreement may be amended by Safe ID and EYI, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        6.4        Extension; Waiver. At any time prior to the Closing Date, Safe ID and EYI, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

        7.1        Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of one (1) year.

        7.2        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Safe ID to:	1700 Varsity Estate Drive NW, Unit B3 Calgary, Alberta T3B 2W9
(b) If to EYI, to:	#201-8322, 130th Street Surrey, British Columbia, Canada V3W-8J9

        7.3         Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

        7.4        Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        7.5        Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        7.6        Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Nevada state court or any federal court in the State of Nevada in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

        7.7        No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

        7.8        Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

        7.9        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Safe ID may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Share Exchange Agreement has been signed by the parties set forth below as of the date set forth above.

SAFE ID CORPORATION
/S/ JAY SARGEANT Jay Sargeant
By:/S/ MAURIZIO FORIGO Maurizio Forigo, President
/S/ MAURIZIO FORIGO Maurizio Forigo
ESSENTIALLY YOURS INDUSTRIES, INC.

By: /S/ JAY SARGEANT Jay Sargeant, President	/S/ JACK D. MACDONALD Jack D. MacDonald

Schedule I

EYI Schedule of Exceptions

Legal Issues involving Essentially Yours Industries, Inc. (the "Corporation")

Action by Suhl, Harris and Babich

A consolidated action by Wolf Suhl, Christine Harris and Edward Babich was brought in the Supreme Court of British Columbia pursuant to an Order pronounced in New Westminster Registry Action S061589 on May 7, 2003, which allowed the plaintiffs to sue the Corporation. The consolidated pleadings allege that the Corporation holds certain of its products or revenues derived therefrom as trust property for the benefit of the plaintiffs.

The claim is for an aggregate of 4.9% of the wholesale volume of sales generated by the Corporation from the alleged trust property, and for damages and costs.

The Corporation is disputing and defending the action. This lawsuit is in the final stage of pleadings.

Action by Hennessy

This action was commenced by Hennessy Consulting Group Inc., in the Supreme Court of British Columbia on December 10, 2002. The claim against the Corporation is for damages for breach of a consulting contract. The amount in issue is approximately $32,000.00 (Cdn.). The Corporation is disputing and defending the action. Pleadings are finalized and discoveries have been scheduled later this year.

Action by the State of Texas

This action commenced by The State of Texas on the 9th day of October 2003 in the jurisdiction of Travis County, Austin, Texas is for taxes alleged to be owed by the Corporation. The amount claimed is $179,094.84 (USD). The Corporation is disputing and defending the action.

Exhibit 10.1 - Promissory Note

PROMISSORY NOTE

U.S. $326,500 September 30, 2003

        FOR VALUE RECEIVED, Essentially Your Industries, Inc. ("Borrower") promise(s) to pay to the order of Safe ID Corporation ("Holder") at 1700 Varsity Estate Drive NW, Unit B3, Calgary, Alberta T3B 2W9, or such other place as Holder may designate, the principal sum of Three Hundred Twenty-Six Thousand and Five Hundred U.S. Dollars, together with interest as hereinafter described and any additional sums or payments provided for in this Note.

1.         Interest. The principal balance of this Note shall bear interest from and after the date hereof at the rate of Six Percent (6%) per annum; provided that, following an event of default as described in Section 3 below, interest shall accrue at the rate of ten percent (10%) per annum until such time as the event of default has been cured, and the payment of the default interest hereunder shall be a condition precedent to the curing of any event of default.

2.         Maturity Date. Unless Holder agrees to extend the maturity date hereof, the unpaid principal balance outstanding hereunder, together with all accrued but unpaid interest shall be due and payable in full on February 15, 2004.

3.        Events of Default. At the option of the Holder, the unpaid principal balance of this Note, and any additional payments and accrued interest thereon, shall at once become due, payable and collectible, upon the occurrence of any of the following events, each of which shall be deemed to be an event of default hereunder:

        a.        Borrower's failure to make any payment of principal, interest, additional payments or other charges when and as they become due under this Note;

        b.        the breach or violation by Borrower of any provision or covenant contained herein, which breach is not cured within ten (10) days after receiving notice from Holder of such breach=;

        c.        the filing by Borrower of this Note in any court of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of the property of Borrower, or if Borrower petitions for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against Borrower which is not discharged within sixty (60) days thereafter; or

        d.        the sale or transfer of the controlling interest or the majority beneficial interest in Borrower, or the liquidation, dissolution, or termination of Borrower.

4.        Costs of Collection. Holder shall be entitled to collect, and Borrower shall pay to Holder, reasonable costs and expenses incurred by Holder in the enforcement of its rights hereunder or in the collection of any amounts due hereunder, including, but not limited its reasonable attorneys' fees and court costs.

5.        Application of Payments. Payments received for application to this Note shall be applied in the following priority:

        a.        first, to the payment of late charges, if any;

        b.        second, to the payment of accrued interest; and

        c.         finally, to the reduction of the principal amount remaining hereunder until such time as the Note is paid in full.

6.         Prepayment. Borrower may prepay the entire principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date or change the amounts of any subsequent payments becoming due hereunder.

7.        Usury. In no event shall the amount paid, or agreed to be paid, to Holder for the interest rate charged hereunder exceed the maximum amount permissible by applicable law. If the performance or fulfillment of any provision under this Note shall result in interest exceeding the limit for interest prescribed by law, then the amount of such interest shall be reduced to such limit. If Holder should receive as interest an amount which exceeds the limit for interest, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder or, at the option of Holder, shall be paid over to Borrower.

8.        No Assignment. This Note shall be binding upon Borrower and Holder and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, Borrower shall not be permitted to assign its rights and obligations hereunder without the prior written consent of Holder. Whenever a reference to Borrower or Holder is made in this Agreement, such reference shall be deemed to include a reference to the successors and permitted assigns of Borrower or Holder.

9.        Waiver of Notices. Borrower hereby waives presentment, notice of dishonor and protest and agrees to any extensions of time of payment and partial payments before, at, or after maturity.

10.        Notices. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at Borrower's address stated below, or to such other address as Borrower may designate by notice to Holder. Any notice to Holder shall be in writing and shall be given and be effective upon (1) delivery to Holder or (2) by mailing such notice by first-class U.S. mail, to Holder at the address stated in the first paragraph of this Note, or to such other address as Holder may designate by notice to Borrower.

11.        Waiver. No delay or omission on the part of Holder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy hereunder. A waiver of one condition shall not be construed as a bar or waiver of any such right or remedy on any future occasion.

12.        Governing Law. Borrower and each endorser, surety, guarantor, and any other person who may become liable for any part of the obligation secured under this Note agree that that the loan evidenced by this Note is made in the state of Nevada and the provisions hereof will be construed in accordance with the laws of the State of Nevada. Such parties further agree that, in the event of default, this Note may be enforced in any court of competent jurisdiction in the State of Nevada, and the do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

13.        Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

ESSENTIALLY YOURS INDUSTIRES, INC.

By:/S/ JAY SARGEANT

Jay Sargeant, President

Exhibit 10.2 - Warrant Agreement

WARRANT AGREEMENT

         THIS AGREEMENT is entered into as of November 1, 2003, by and between Safe ID Corporation, a Nevada corporation (the "Company") and Executive Registrar and Transfer Agency, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company proposes to issue up to 3,928572 Warrants (the "Warrants"), each such warrant to purchase one (1) share of the Company's common stock, par value $0.001 per share (the "Shares"); and

         WHEREAS, the Company desires to enter into this Agreement to establish the terms and conditions of the Warrants, to set forth the rights of registered holders thereof, and to provide for the issuance, transfer, and exercise of the Warrants, and related matters; and

         WHEREAS, the Warrant Agent is the Transfer Agent for the Company's issued and outstanding securities and has agreed to act on behalf of the Company under the terms of this Agreement in connection with the issuance, transfer and exercise of the Warrants.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants, and the respective rights and obligations thereunder of the Company, the holders of the certificates representing the Warrants, and the Warrant Agent, the parties hereto agree as follows:

        1.         Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company under the terms of this Agreement and the Warrant Agent hereby accepts such appointment.

        2.          Form and Issuance of Warrants, Transfer Restrictions under Securities Laws.

        2.01         The certificates representing the Warrants (the "Warrant Certificates") shall be substantially in the form annexed hereto as Exhibit A. Each Warrant Certificate shall be signed by, or bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company, shall have the Company's seal or a facsimile thereof affixed or imprinted thereon and shall be countersigned by the Warrant Agent. If any person whose facsimile signature has been placed upon any Warrant as an officer of the Company shall cease to be such officer before the Warrant is countersigned, issued, or delivered, the Warrant may be countersigned, issued, and delivered with the same effects as if such person had not ceased to be such officer. Warrants shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates shall be in registered form only.

         2.02         Upon the written order of the Company, the Warrant Agent shall issue and register the Warrant Certificates in the names and denominations specified in said order, and shall countersign and deliver the same in accordance with said order. The terms "Holder" and "Warrant Holder" as used herein shall at any time mean the person in whose name any Warrant Certificate shall then be registered upon the books to be maintained by the Warrant Agent for that purpose. Each Warrant Certificate shall be dated the date of countersignature, whether upon initial issuance or subsequently.

        2.03         The Warrant Certificates upon issuance hereunder shall constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. Accordingly, there shall be imposed upon any Warrant Certificate initially issued hereunder and upon any Warrant Certificate issued upon transfer or exchange of the foregoing, a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

        Notwithstanding anything to the contrary in this Agreement, no transfer of a Warrant or Certificate bearing such a legend shall be effective unless the Company shall be satisfied as to compliance with the requirements of such legend.

        3.        Exercise and Duration of Warrants.

        3.01        Subject to the provisions of this Agreement, each Warrant shall entitle the Warrant Holder, by exercising the Warrant, to purchase from the Company one (1) share of the Company's $0.001 par value Common Stock at the price per share of $0.20 in lawful United States money as adjusted from time to time in the manner provided herein (the "Exercise Price"). The Warrants shall be exercisable at any time on or after November 1, 2003, and shall expire at 5:00 p.m. (Pacific Time) on October 31, 2005, or, if such day in Las Vegas, Nevada, shall be either a holiday or a day on which banks are authorized or obligated by law to be closed, then at 5:00 p.m. (Pacific Time) on the next following business day (the actual time of expiration of the Warrants is hereinafter referred to as the "Expiration Date"). Any Warrants not exercised prior to the Expiration Date shall become void and all rights of the Warrant Holders under such Warrants and this Agreement shall cease.

        3.02        A Warrant Holder may exercise a Warrant, in whole or in part, by surrendering such Warrant, with the exercise form thereon duly completed and executed, to the Warrant Agent at its principal office in Englewood, Colorado, and paying to the Warrant Agent, in lawful money of the United States of America in cash or by bank cashier's check or bank draft, the Exercise Price for each Share to be purchased. The date of the surrender of the Warrant, with exercise form duly completed and executed, and payment of the Exercise Price, whichever occurs last, shall be "Date of Exercise."

        3.03         Upon receipt of a Warrant with the exercise form thereon duly executed, together with payment in full of the Exercise Price for the Shares for which the Warrant is then being executed, the Warrant Agent shall issue (or, if the Warrant Agent shall no longer be the transfer agent for the Shares, shall requisition from any such transfer agent) certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery upon exercise of the Warrant, and the Warrant Agent shall thereupon deliver such certificates to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares will be deemed to be issued, and the person to whom such certificates are issued of record shall be deemed to have become a holder of record of such Shares, as of the Date of Exercise, provided that if the stock transfer books of the Company with respect to the Shares shall be closed as of such date, the certificates for such Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open, but at the Exercise Price and upon the other conditions in effect upon the Date of Exercise, and provided further that the stock transfer books of the Company with respect to the Shares shall not be closed for any period in excess of thirty (30) days. If less than all of the Shares evidenced by a Warrant are purchased upon a single exercise, a new Warrant for the balance of the Shares not so purchased shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder. Warrants surrendered upon exercise shall be canceled.

        4.        Adjustment of Exercise Price and Shares Purchasable.

        4.01        In the event, after the date of this Agreement, the Company shall issue any Shares as a stock dividend or distribution or shall subdivide the number of outstanding Shares into a greater number of Shares, then, in either of such events, the Exercise Price in effect immediately prior to such action shall be proportionately reduced and the number of Shares purchasable pursuant to each outstanding Warrant shall be proportionately increased; and, conversely, in the event that the Company shall reduce the number of outstanding Shares by combining such Shares into a smaller number of Shares, then the Exercise Price in effect immediately prior to such action shall be proportionately increased and the number of Shares purchasable pursuant to each outstanding Warrant proportionately reduced. Whenever the Exercise Price and such Shares are to be proportionately reduced or increased pursuant to this Paragraph 4.01, such reduction or increase shall be based upon the number of Shares outstanding (or deemed to be outstanding in the case of a dividend paid or distributed in stock or securities of any other class of securities convertible into Shares, as provided below in Paragraph 4.02) immediately prior to and after such dividend or subdivision.

        4.02        Any dividend or distribution on outstanding stock of the Company in securities which by their terms are convertible into or exchangeable for, or consist of any option or right to purchase Shares shall be treated as a stock dividend or distribution of Shares to the extent Shares are deliverable upon conversion, exchange, or exercise of such securities (whether or not such rights of conversion, exchange, or purchase are immediately exercisable). Except as provided below, no further adjustment to the Exercise Price and number of Shares purchasable pursuant to each outstanding Warrant shall be made upon the actual issue of Shares upon the conversion, exchange, or exercise of such securities. Upon the redemption or repurchase of such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Shares, the Exercise Price and number of Shares purchasable pursuant to each outstanding Warrant shall be readjusted to such price and number as would have been obtained had the adjustment in the Exercise Price and number of Shares purchasable pursuant to each outstanding Warrant been made upon the issuance of only such Shares as were actually issued upon the conversion, exchange, or exercise of such securities. If the purchase price or conversion or exchange rate provided for in any such security shall change or a different purchase price or rate shall become effective at any time, then, upon such change becoming effective, the Exercise Price then in effect and number of Shares purchasable pursuant to each outstanding Warrant shall be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of Shares theretofore actually delivered upon the conversion, exchange, or exercise of such securities, and (ii) the Shares deliverable, immediately after such change, upon the conversion, exchange, or exercise of such securities then still outstanding. No readjustment provided for herein shall, when taken together with any other readjustments attributable to the same securities, increase any Exercise Price, or decrease Shares purchasable pursuant to each outstanding Warrant, by an amount in excess of the total of all decreases of such Price and increases in such number made prior to the date of such readjustment pursuant to adjustments made upon issuance of or subsequent changes with respect to such securities.

        4.03        In the event of any capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary after which the Company is the continuing corporation and which does not result in any capital reorganization or other change of outstanding Shares), or any sale, lease, or conveyance of all or substantially all of the assets of the Company, that is effected in such a manner that holders of Shares are entitled to receive securities and/or other property (including cash) with respect to or in exchange for their Shares, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Warrant Holders shall have the right thereafter, by exercising their outstanding Warrants, to purchase the kind and amount of securities and/or other property receivable upon such event, as if such Warrant Holders had exercised the Warrants in full immediately prior to such event. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. If, as a result of an adjustment made pursuant to this Section, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company or any other corporation or entity, the board of directors (or other governing body if there is no board of directors) thereof (whose determination shall be conclusive and shall be described in a certificate filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. In the event of any subsequent adjustments to the Exercise Price pursuant to this Section, such adjustments shall be made separately to the portion of the Exercise Price so allocated to each of such classes of capital stock. The foregoing provisions of this subsection similarly apply to successive capital reorganizations, reclassifications, consolidations, mergers, sales, leases, or conveyances.

        4.04        Whenever the Exercise Price is adjusted as provided in this Section:

                (a)         The Company shall compute the adjusted Exercise Price and the adjusted number of Shares issuable upon exercise of the Warrants in accordance with this Section and shall prepare a certificate signed by a duly authorized officer of the Company setting forth the adjusted Exercise Price and the adjusted number of Shares issuable upon exercise of the Warrants, and showing in reasonable detail the facts upon which such adjustment is based. Such certificate shall forthwith be filed with the Warrant Agent; provided, however, that the Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by Warrant Holders during reasonable hours;

                (b)        the Company shall cause to be mailed to the Warrant Holders a notice stating that the Exercise Price and the number of Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Shares purchasable upon exercise; and

                (c)        the Warrant Agent may, but shall have no obligation to, inquire with respect to the existence of circumstances which might require an adjustment under this Section.

        4.05        The form of Warrant Certificate need not be changed because of any adjustment in the Exercise Price or the number of Shares issuable upon the exercise of a Warrant. The Company may, however, at any time in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrants thereafter issued or countersigned may be in the form as so changed.

        5.        No Fractional Shares. Notwithstanding any other provision of this Agreement or any Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. If two or more Warrants are surrendered for exercise at one time by the same Warrant Holder, the number of full Shares issuable upon exercise thereof shall be computed on an aggregate basis. In lieu of any fraction of a Share to which any Warrant Holder would otherwise be entitled upon exercise of any Warrant, the Company shall pay to or in accordance with the instructions of the Warrant Holder exercising such Warrant an amount in cash equal to the same fraction of the closing price of the Shares on the last trading day price to the Date of Exercise, or, if there is no closing price within 30 days of the Date of Exercise, an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company. For purposes of this Section, the closing price on any date shall be deemed to be the average of the daily closing prices for the Shares for 30 consecutive trading days immediately prior to such date.

        6.        Notices to Warrant Holders. If at any time after the date of this Agreement, the Company shall:

                (a)        declare any dividend or other distribution upon Shares (except dividends payable in cash out of retained earnings of the Company and except dividends payable in Shares);

                (b)        propose to offer for subscription to the holders of Shares any additional shares of stock of any class or any other securities convertible into shares of stock, or any rights to subscribe thereto;

                (c)        propose to effect any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or as a result of a subdivision or combination of Shares), any sale, lease, or conveyance of all or substantially all of the assets of the Company, or any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company will be the continuing corporation and which will not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

                (d)         propose to effect any capital or involuntary dissolution, liquidation, or winding up of the Company, then in any such case the Company shall cause notice thereof to be sent to each Warrant Holder, at the earliest practicable time (and in any event not less than 20 days before the date on which the books of the Company shall close or a record shall be taken for such distribution or subscription rights or for determining rights to vote in respect of any such event, or at least 20 days prior to the date such event is to take place, if no record or shareholder action is to be taken). Such notice shall also set forth such facts as shall indicate the effect of such notice on the Exercise Price and the number and character of the Shares purchasable upon exercise of the Warrants before and after any adjustment for the occurrence of such event. The failure of the Company to give any notice required by this Section 6 shall not invalidate any corporate action taken by the Company.

        7.         Registration of Transfers; Exchange and Replacement of Warrant.

        7.01        Subject to any restrictions on transfer pursuant to Paragraph 2.03, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant upon records to be maintained by the Warrant Agent for such purpose, upon surrender of such Warrant to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant shall be issued in the name of and to the transferee and the surrendered Warrant shall be canceled.

        7.02        If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, on such terms regarding indemnification and other matters as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue and countersign a new Warrant of like denomination as the Warrant so lost, stolen, mutilated, or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by any person.

        8.        Warrant Holders not Shareholders. Nothing contained in this Agreement or in any Warrant shall be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote on or give or withhold consent to any corporate action of the Company, receive notice of meetings or other action affecting shareholders of the Company (except as otherwise expressly provided herein), receive dividends or subscription rights, or otherwise, until the Date of Exercise, except as expressly provided in this Agreement. No Warrant Holder shall, upon the exercise of a Warrant, be entitled to any dividends that may have accrued with respect to the Company's issued and outstanding shares of Common Stock prior to the Date of Exercise.

        9.        Payment of Taxes. The Warrant Holder shall pay all taxes which may be imposed in respect of any initial issuance of Shares upon exercise of Warrants. Any stock transfer tax which may be payable in respect of any transfer involved in the issue of any Warrants or in the issue of any certificates for Shares in a name other than that of the registered Warrant Holder upon the exercise of any Warrant shall be paid by the person surrendering such Warrant for transfer.

        10.        Reservation of Shares.

        10.01         The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized Shares, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the full number of Shares issuable upon the exercise of all outstanding Warrants. The Company covenants that all Shares which may be issued upon exercise of the Warrants shall upon issue be fully paid and nonassessable, and free from all taxes, liens, charges, and security interests with respect to the issue thereof.

        10.02        If the taking of any action would cause an adjustment in the Exercise Price so that the exercise of a Warrant while such Exercise Price is in effect would cause a Share to be issued at a price below its then par value, the Company shall take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable Shares upon exercise of the Warrants.

        11.        Warrant Agent.

        11.01        The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrants.

        11.02        The Warrant Agent may consult, at its expense, at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

        11.03         The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent pursuant to this Agreement, to reimburse the Warrant Agent for all expenses, taxes, and governmental charges and other charges of any kind and nature incurred by the Warrant Agent pursuant to this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liability, loss, damage, or expense, including reasonable attorneys' fees, incurred by reason of anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

        11.04        The Warrant Agent shall be under no obligation to institute any action, suit, or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit, or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the pro-ratable benefit of the Warrant Holders as their respective rights or interests may appear.

        11.05        The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        11.06        The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.

        11.07         Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 12 of this Agreement.

        12.        Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing to each Warrant Holder at his address appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, or a stock transfer company in good standing, organized under the laws of the State of Nevada or another state of the United States of America and having its principal office in the United States of America. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

        13.        Notices. Any notice, request, consent, communication or demand authorized by this Agreement to be given or made hereunder shall be in writing and shall be deemed to have been sufficiently given or made if sent by mail, first class or registered with postage prepaid, addressed as follows:

If to a Warrant Holder:
to the address of such Warrant Holder as shown on the registry books maintained by the Warrant Agent. A Warrant Holder may change his address of record by giving notice to the Company and Warrant Agent hereunder.
If to the Company:
1700 Varsity Estate Drive NW, Unit B3, Calgary, Alberta T3B 2W9, or at such other address as may have been furnished to the Warrant Agent in writing by the Company.
If to the Warrant Agent:
3615 South Huron Street #104, Englewood, Colorado 80110, or at such other address as may have been furnished to the Company in writing by the Warrant Agent.

        14.        Supplements and Amendments.

        14.01         The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any manner adversely affect the interests of the Warrant Holders.

        14.02         With the consent of the Holders of Warrants representing the right to purchase at least two-thirds of the Shares subject to all then outstanding Warrants, the Warrant Agent and the Company may make any other amendment in this Agreement, provided that no such change may shorten the time of exercise of any Warrant or increase the Exercise Price without the consent of each affected Warrant Holder. Consent of the Warrant Holders under this Paragraph shall be evidenced by either (a) consents in writing to the amendment, executed by the Warrant Holders and notarized or acknowledged (any consent so given in respect of a particular Warrant shall be binding upon any subsequent owner thereof) or (b) by the affirmative vote of the Holders of Warrants representing the right to purchase at least two-thirds of the Shares subject to all then outstanding Warrants, at a meeting of Warrant Holders called by the Company or the Warrant Agent and held at such time and place as may be specified in a notice of the meeting to be mailed to each Warrant Holder not less than thirty (30) days nor more than forty-five (45) days prior to the date set for the meeting. The Company or the Warrant Agent may establish a reasonable record date for the determination of Warrant Holders entitled to vote at any meeting of Warrant Holders and may make reasonable regulations for the conduct of such meeting. Proxies may be used at any such meeting in the same manner as is provided in the Company's bylaws with respect to proxies for meetings of its stockholders. The Company shall not request or solicit the written consent of any Warrant Holder to any action hereunder without giving written notice of such request or solicitation to all Warrant Holders.

        15.        Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

        16.        Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal office of the Warrant Agent at 3615 South Huron Street #104, Englewood, Colorado 80110, for inspection by any Warrant Holder, provided the Warrant Agent may require any Warrant Holder to submit his Warrant prior to permitting such inspection.

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be executed as of the date first above written.

THE COMPANY:	THE WARRANT AGENT:
Safe ID Corporation	Executive Registrar and Transfer Agency

By:/S/ JACK MACDONALD	By: /S/ JACK DONNELLY
Jack MacDonald, Director	Jack Donnelly, President

Exhibit A - Warrant Certificate

WARRANT CERTIFICATE NO

SAFE ID CORPORATION

(a Nevada corporation)

WARRANT CERTIFICATE

For the Purchase of Common Stock

CUSIP NUMBER __________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         THIS CERTIFIES THAT, for value received, ___________________, ("Warrantholder"), is the registered owner of the above-stated number of Warrants ("Warrants") of SAFE ID CORPORATION, a Nevada corporation ("Company"), expiring on October 31, 2005, unless previously exercised or extended ("Expiration Date"). Subject to the limitations as described below, each Warrant entitles the Warrantholder to purchase one share of the common stock $0.001 par value ("Common Stock" or "Shares"), of the Company, at a purchase price of $0.20 per Share ("Exercise Price"), at any time beginning on November 1, 2003, and until to the Expiration Date, upon surrender of this Certificate with the exercise form attached hereto duly completed and executed, accompanied by payment of the Exercise Price, to Executive Registrar and Transfer Agency ("Warrant Agent"), 3615 South Huron Street #104, Englewood, Colorado 80110. This Certificate and exercise of these Warrants will be subject to the provisions of the Warrant Agreement, dated November 1, 2003 ("Warrant Agreement"), between the Company and the Warrant Agent, to which provisions the Warrantholder agrees by acceptance of this Certificate. The provisions of the Warrant Agreement are fully incorporated by reference into this Certificate as if fully set forth herein.

         If all Warrants represented by this Certificate shall not have been duly exercised on or before the Expiration Date, as it may be extended, the unexercised Warrants shall expire and this Certificate shall become void. The Expiration Date may be extended from time to time for an indefinite period, or the Exercise Price may be reduced, at the discretion of the Company upon giving notice thereof to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

         The Warrantholder may exercise all or any of the Warrants in the manner and during the period stated above, but only for an even number of Shares if less than all are exercised, upon due presentment of this Certificate to the Warrant Agent. The Exercise Price must be paid in lawful money of the United States of America, in cash or by personal check, bank check or certified check payable to the order of the Company. If fewer than all of the above number of Warrants are exercised, the Warrant Agent shall execute and deliver to the Warrantholder a new Warrant certificate of like tenor evidencing the number of Warrants not exercised. Should any or all the Warrants be assigned, then upon due presentment of this Certificate by the assignee to the Warrant Agent accompanied by payment of the transfer fee specified from time to time by the Warrant Agent, and by payment of all transfer taxes and other governmental charges due, if any, the Warrant Agent shall transfer the Warrants assigned on the transfer books and shall (subject to the Warrant Agreement) execute and deliver to the assignee a Warrant certificate of like tenor representing the number of Warrants assigned, and if less than all of the Warrants are assigned, execute and deliver to the Warrantholder a Warrant certificate of like tenor representing the number of Warrants not assigned.

         As specified in the Warrant Agreement, the Warrants may be exercised only if a current prospectus is then in effect. The Company has undertaken to use its best efforts to maintain a current prospectus at any time during which the market bid price for the Common Stock exceeds the Exercise Price.

         These Warrants shall not entitle the Warrantholder to any of the rights of stockholders or to any dividend declared upon the Common Stock unless the Warrantholder shall have exercised these Warrants and purchased the Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right. Holders of Warrants are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits or reclassifications of the Common Stock, as provided in the Warrant Agreement.

         This Certificate shall not be valid unless countersigned by the Warrant Agent.

        WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officer.

Dated: _____________, 2003.
SAFE ID CORPORATION By:_____________________________ ______________, President
COUNTERSIGNED: Executive Registrar and Transfer Agency 3615 South Huron Street #104 Englewood, Colorado 80110 By:___________________________ Authorized Signature

WARRANT EXERCISE FORM

SAFE ID CORPORATION

Date: ____________________, 20__

        The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of the Company called for thereby, and hereby makes payment of $_____________ (at the rate of $0.20 per share of Common Stock) payable to Safe ID Corporation, in payment of the Exercise Price pursuant thereto and, if such number of shares shall not be all of the shares purchasable hereunder, directs that a new Warrant Certificate of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

Signature:_______________________________

Signature Guaranteed:

By:_______________________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:______________________________________________
(Print in Block Letters)

Address:____________________________________________

* * * * * * * * * *

NOTICE: The signature to this Exercise Form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

ASSIGNMENT

(To be executed by the registered Holder

to effect a transfer of the within Warrant)

FOR VALUE RECEIVED, _______________________________________ does hereby sell,

assign and transfer unto __________________________________________ the right to purchase _____________ shares of the Common Stock of the Company evidenced by the within

Warrant, and does hereby irrevocably constitute and appoint

____________________________________________ as his or her attorney to transfer such right on the books of the Company with full power of substitution in the premises.

Dated:____________________, 20__

Signature:

Signature Guaranteed:

By:

* * * * * * * * * *

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.